STATEMENT OF SINGLE BOND COVERAGE

                In accordance with Rule 17g-1(g)(1)(B)(iii), set forth below is a list of each registrant and the amounts in which each such registrant would have provided and maintained had it not been named as an insured under a joint insured bond.

NAME OF INVESTMENT COMPANY	GROSS ASSETS (AS OF 9/30/08)	REQUIRED MIMIMUM AMOUNT OF BOND

EVERGREEN SELECT FIXED INCOME TRUST, a series trust consisting of:

            Evergreen Short Intermediate Bond Fund

            Evergreen Intermediate Municipal Bond Fund

            Evergreen Core Bond Fund

            Evergreen Adjustable Rate Fund

            Evergreen International Bond Fund

	323,141,268 345,780,388 1,670,448,302 1,612,312,018 1,085,427,841	750,000 750,000 1,500,000 1,500,000 1,250,000

EVERGREEN SELECT EQUITY TRUST, a series trust consisting of: Evergreen Strategic Growth Fund Evergreen Equity Index Fund	597,648,394 608,809,283	900,000 900,000

EVERGREEN SELECT MONEY MARKET TRUST, a series trust consisting of:

            Evergreen Institutional Money Market Fund

            Evergreen Institutional Municipal Money Market Fund                 Evergreen Institutional Treasury Money Market Fund

            Evergreen Institutional 100% Treasury Money Market Fund             Evergreen Institutional U.S. Government Money Market Fund            Evergreen Prime Cash Management Money Market Fund

	11,193,481,583 5,444,564,802 8,781,306,656 1,889,608,546 2,245,084,455 4,795,496,746	2,500,000 2,500,000 2,500,000 1,500,000 2,300,000 2,500,000

EVERGREEN MUNICIPAL TRUST, a series trust consisting of:

                Evergreen Pennsylvania Municipal Bond Fund

            Evergreen High Income Municipal Bond Fund

            Evergreen North Carolina Municipal Bond Fund

             Evergreen Short-Intermediate Municipal Bond Fund

                Evergreen Municipal Bond Fund

            Evergreen Strategic Municipal Bond Fund

             Evergreen California Municipal Bond Fund

515,684,062 212,443,267

     286,563,531

      221,093,740    1,700,717,532      539,095,634      267,766,808

900,000 600,000 750,000 600,000 1,500,000 900,000 750,000

EVERGREEN EQUITY TRUST, a series trust consisting of:

            Evergreen Golden Core Opportunities Fund

             Evergreen Golden Large Cap Core Fund

             Evergreen Golden Mid Cap Core Fund

               Evergreen Omega Fund

            Evergreen Mid Cap Growth Fund

            Evergreen Large Company Growth Fund

             Evergreen Enhanced S&P 500® Fund

            Evergreen Growth Fund

            Evergreen Diversified Capital Builder Fund

            Evergreen Fundamental Large Cap Fund

            Evergreen Equity Income Fund

            Evergreen Small Cap Value Fund

            Evergreen Utility and Telecommunications Fund

            Evergreen Health Care Fund

            Evergreen Asset Allocation Fund

            Evergreen Special Values Fund

            Evergreen Intrinsic Value Fund

             Evergreen Fundamental Mid Cap Value Fund

             Evergreen Market Index Fund

             Evergreen Market Index Growth Fund

             Evergreen Market Index Value Fund

            Evergreen Small-Mid Growth Fund

            Evergreen Disciplined Value Fund

             Evergreen Envision Growth Fund

            Evergreen Envision Growth and Income Fund

            Evergreen Envision Income Fund

       53,201,729

         4,860,487

         4,256,251

     616,246,588

     447,184,277

       303,949,290

  1,150,378,799

     561,839,988

      783,450,556

     825,435,124

     789,273,843

     114,347,985

     496,577,568

     230,513,253

  9,409,496,361

  1,431,431,069

     426,743,162

         2,532,079

     294,693,792

      570,031,561

       542,531,473

         44,108,302

      250,140,613

       14,440,268

        50,350,518

         6,866,197

     400,000

     125,000

     125,000

     900,000

     750,000

     750,000

  1,250,000

     900,000

  1,000,000

  1,000,000

  1,000,000

     525,000

     750,000

     600,000

  2,500,000

  1,250,000

     750,000

     125,000

     750,000

     900,000

     900,000

     350,000

     750,000

     200,000

     400,000

     150,000

EVERGREEN FIXED INCOME TRUST, a series trust consisting of:

            Evergreen U.S. Government Fund

            Evergreen Diversified Income Builder Fund

             Evergreen Core Plus Bond Fund

                Evergreen High Income Fund

              Evergreen Institutional Mortgage Portfolio

             Evergreen Ultra Short Opportunities Fund

	840,800,721 214,127,287 203,250,680 493,707,943 22,549,480 238,000,000	1,000,000 600,000 600,000 750,000 250,000 600,000

EVERGREEN INTERNATIONAL TRUST, a series trust consisting of:

            Evergreen Emerging Markets Growth Fund

            Evergreen Global Large Cap Equity Fund

            Evergreen Global Opportunities Fund

EVERGREEN INTERNATIONAL TRUST (continued)

             Evergreen Precious Metals Fund

            Evergreen International Equity Fund

             Evergreen Intrinsic World Equity Fund

	491,360,917 84,146,250 466,746,931 737,405,579 1,522,693,539 138,285,378	750,000 450,000 750,000 900,000 1,500,000 525,000

EVERGREEN MONEY MARKET TRUST, a series trust consisting of:

            Evergreen Money Market Fund

            Evergreen California Municipal Money Market Fund

            Evergreen New York Municipal Money Market Fund

            Evergreen Pennsylvania Municipal Money Market Fund

            Evergreen Municipal Money Market Fund

            Evergreen Treasury Money Market Fund

            Evergreen New Jersey Municipal Money Market Fund

             Evergreen U.S. Government Money Market Fund

	5,767,459,314 406,978,896 373,259,186 288,975,348 2,815,877,540 1,450,466,539 263,437,707 2,054,456,829	2,500,000 750,000 750,000 750,000 2,500,000 1,250,000 750,000 2,300,000

EVERGREEN VARIABLE ANNUITY TRUST, a series trust consisting of:

            Evergreen VA Omega Fund

            Evergreen VA Diversified Capital Builder Fund

            Evergreen VA Fundamental Large Cap Fund

            Evergreen VA International Equity Fund

            Evergreen VA Special Values Fund

            Evergreen VA Diversified Income Builder Fund

Evergreen VA Growth Fund

            Evergreen VA High Income Fund

            Evergreen VA Core Bond Fund

	79,089,952 35,442,137 118,304,562 165,827,956 91,306,218 58,255,147 51,326,193 28,842,095 36,672,538	450,000 350,000 525,000 600,000 450,000 400,000 400,000 300,000 350,000

EVERGREEN CLOSED END FUNDS:

Evergreen Income Advantage Fund

Evergreen Multi-Sector Income Fund

Evergreen Utilities and High Income Fund

             Evergreen International Balanced Income Fund

             Evergreen Global Dividend Opportunity Fund

	1,154,785,270 1,055,248,642 215,039,616 190,009,855 657,826,719	1,250,000 1,250,000 600,000 600,000 900,000
ASSET ALLOCATION TRUST**

*Each of the above referenced “SEC-Registered Investment Companies” should be covered under both the Blanket Bond and D&O/E&O insurance policies.

** The Asset Allocation Trust is an investment vehicle for Evergreen Asset Allocation Fund

Outside law firm utilized by SEC-Registered Investment Companies – Ropes & Gray LLP